UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                     May 2, 2005

Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5620	23-1609753

(Commission File Number)	(IRS Employer Identification No.)

800 The Safeguard Building
435 Devon Park Drive
Wayne, PA	19087

(Address of Principal Executive Offices)	(Zip Code)

610-293-0600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

     As of May 2, 2005, Safeguard Delaware, Inc. (“SDI”) and Safeguard Scientifics (Delaware), Inc. (“SSDI”), both subsidiaries of Safeguard Scientifics, Inc. (“Safeguard”), entered into the Fifth Amendment (the “Amendment”) to Loan Agreement dated as of May 10, 2002, as amended, by and among Comerica Bank, successor by merger to Comerica Bank — California (“Bank”), SDI and SSDI. The Amendment extended the maturity date of the facility from May 9, 2005 to May 8, 2006. The total facility size remains unchanged at $55 million; however, the Amendment provided that the remaining $3.7 million available under the letter of credit line is available under the revolving line, bringing the total to $48.7 million under the revolving line and $6.3 million under the letter of credit line. The facility requires cash collateral equal to any amounts outstanding under the facility. Other terms of the facility, including rate of interest and payment terms, remain the same. Safeguard is a guarantor of the obligations of SDI and SSDI under the facility.

     The information set forth above is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 99.1, which exhibit is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

	99.1	Fifth Amendment dated as of May 2, 2005, to Loan Agreement dated as of May 10, 2002, as amended, by and among Comerica Bank, successor by merger to Comerica Bank – California, Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: May 6, 2005	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel

Exhibit Index

99.1	Fifth Amendment dated as of May 2, 2005, to Loan Agreement dated as of May 10, 2002, as amended, by and among Comerica Bank, successor by merger to Comerica Bank – California, Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.